UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

GOODMAN GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32850	20-1932202
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe Suite 500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Memorandum of Understanding

On January 3, 2008, Goodman Global, Inc. (“Goodman”) and the other named defendants entered into a memorandum of understanding (the “Memorandum”) with plaintiffs’ counsel in connection with two purported class action lawsuits filed in the District Court of Harris County, Texas and consolidated as Call4U, Ltd. v. Goodman Global, Inc., Cause No. 2007-66888 (the “Litigation”). Those consolidated actions were filed in connection with Goodman’s entry into the Merger Agreement (as defined below) and allege, among other things, that the purchase price to be paid for Goodman was too low and the sale process and disclosure by Goodman concerning the transaction were inadequate. Pursuant to the Memorandum, the parties agreed to settle the Litigation if, among other things, the Merger Agreement was amended as set forth in the Merger Agreement Amendment (as defined below) and Goodman provided the additional disclosures set forth below in Item 8.01 of this Current Report. The proposed settlement is subject to court approval and certain other conditions, including completion of the Merger (as defined below).

Additionally, under the terms of the Memorandum, Goodman will not assert that a stockholder’s demand for appraisal of the fair value of its shares of Goodman’s common stock under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) is not timely if such stockholder, who otherwise satisfies the requirements of Section 262 of the DGCL, submits to Goodman a written demand for appraisal within 20 calendar days after the date of the special meeting of stockholders held to adopt the Merger Agreement.

Similarly, under the terms of the Memorandum, Goodman will not assert that (1) a stockholder who is entitled to appraisal rights may not file a petition in the Court of Chancery of the State of Delaware demanding a determination of the value of the shares held by all such stockholders if such petition is not filed within 120 days after the effective time of the Merger so long as such petition is filed within 140 days after the effective time of the Merger, (2) a stockholder may not withdraw such stockholder’s demand for appraisal and accept the terms offered by the Merger if such withdrawal is not made within 60 days after the effective time of the Merger so long as such withdrawal is made within 80 days after the effective time of the Merger and (3) a stockholder may not, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares if such request is not made within 120 days after the effective time of the Merger so long as such request is made within 140 days after the effective time of the Merger.

Merger Agreement Amendment

On January 3, 2008, in connection with its entry into the Memorandum, Goodman entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger, dated as of October 21, 2007 (the “Merger Agreement”) with Chill Holdings, Inc., a Delaware corporation, and Chill Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Chill Holdings, Inc. The Merger Agreement provides that, upon satisfaction or waiver of the closing conditions contained therein, Chill Acquisition, Inc. will merge with and into Goodman (the “Merger”), with Goodman surviving the Merger as a wholly-owned subsidiary of Chill Holdings, Inc.

Section 5.3 of the Merger Agreement initially provided, among other things, that Goodman could furnish non-public information with respect to the Company and its subsidiaries to a potential acquirer of Goodman if that potential acquirer makes a proposal that Goodman’s board concludes, in good faith, could reasonably be expected to result in a Superior Proposal. The Merger Agreement Amendment permits Goodman to furnish such information to such person upon a good faith conclusion by the Company’s board that such a proposal could result in a Superior Proposal.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

Item 8.01	Other Events.

On January 3, 2008, Goodman announced that it and the other named defendants have entered into the Memorandum discussed above in Item 1.01 of this Current Report. Under the terms of the Memorandum, Goodman, the other named defendants, and plaintiffs have agreed to settle the consolidated action subject to court approval and certain other conditions, including completion of the Merger. Goodman and the other defendants deny all allegations of wrongdoing, fault, liability or damage to the plaintiffs and the putative class in the consolidated action, deny that they have or are engaged in any wrongdoing or violation of law or breach of duty and believe they acted properly at all times. The Memorandum provides for dismissal of the consolidated action with prejudice upon court approval of the settlement. Pursuant to the terms of the Memorandum, Goodman acknowledged that the consolidated action resulted in a decision to provide to shareholders the supplemental disclosures concerning the Merger set forth below in this Current Report, and agreed to pay an amount not to exceed $890,000 in attorneys’ fees, costs, and expenses incurred by the plaintiffs. Goodman does not make any admission that the supplemental disclosures are material. A copy of the press release regarding this tentative settlement and the Memorandum is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Additional Information Regarding the Background of the Merger

Board attendees at the May 24, 2007 meeting. The May 24, 2007 meeting referred to in Goodman’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 7, 2007 relating to the Merger (the “Merger Proxy Statement”), at which representatives of each of Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities Inc. (“JPMorgan”) discussed, at the board’s request, with those board members present a potential sale of Goodman, was attended by Goodman directors Laurence M. Berg, Steven Martinez and Anthony M. Civale.

Composition of executive committee. As previously disclosed in Goodman’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2007, for Goodman’s 2007 annual meeting of stockholders, the executive committee of the board of directors of Goodman consisted of Laurence M. Berg, Anthony M. Civale and Charles A. Carroll.

Contacts with Additional Strategic Buyers. As previously disclosed, on July 20, 2007, after Goldman Sachs and JPMorgan contacted thirty-eight financial and strategic buyers, the Company issued a press release announcing that it was reviewing potential strategies to enhance shareholder value, and that it had engaged Goldman Sachs and JPMorgan to assist the board of directors and management in identifying and evaluating various options. After this public announcement, no additional strategic buyers contacted either the Company or representatives of Goldman Sachs or JPMorgan in connection with the sale process for Goodman.

Range of preliminary bids. A total of seven preliminary bids were received by July 13, 2007, with valuation ranges per share of Goodman common stock between $23.00 and $28.50. Subsequent to the July 13, 2007 preliminary bid deadline, the U.S. debt markets deteriorated and of these seven parties, only Hellman & Friedman LLC (“H&F”) (via an affiliate) ultimately submitted a definitive bid, which definitive bid was within the range indicated above.

Offer for Apollo shares only. After the August 15, 2007 revised bid deadline, Apollo Management V, L.P. (“Apollo”) was advised by Goldman Sachs that each of H&F and the financial sponsor referred to in the Merger Proxy Statement as Sponsor A had made separate proposals to purchase all of the Goodman shares held by an affiliate of Apollo at $23.00 per share. After considering both of these proposals, Apollo determined that $23.00 per share was not an adequate price and believed that, notwithstanding the then-current condition of the U.S. debt markets, continuing the process to sell Goodman as a whole would yield all stockholders the highest reasonably attainable share value.

Sponsor A equity financing. On October 16, 2007, Goldman Sachs advised the board of directors of Goodman that Sponsor A could provide commitments for only $200 to $300 million of the $1.25 billion in total equity financing that Sponsor A’s proposal required (after repeated requests by Goldman Sachs that Sponsor A present Goodman with evidence reasonably acceptable to Goodman’s board of directors of its ability to provide the required equity financing contemplated by its proposal). As a result, Sponsor A’s proposal had an equity financing shortfall of approximately $950 million to $1.05 billion.

Contacts between senior management and potential acquirers. Goodman’s board of directors established the parameters for the conduct of the sale process for Goodman. Among other items, potential buyers were not allowed to discuss post-closing employment and equity arrangements with members of Goodman’s senior management team until the material transaction terms for the acquisition of Goodman by such acquirer were finalized. Members of Goodman’s senior management team did not discuss post-closing employment and equity arrangements with H&F until after the material transaction terms for the acquisition of Goodman by H&F were finalized. No member of Goodman’s board of directors was involved in these discussions or received any post-closing employment arrangement other than Charles A. Carroll, who agreed, among other things, to remain as interim chief executive officer after the Merger closing until a suitable replacement was identified, but in no event later than June 30, 2008. The material transaction terms for an acquisition of Goodman by Sponsor A were never finalized, and thus members of Goodman’s senior management team did not discuss post-closing employment and equity arrangements with Sponsor A.

Additional Information Regarding the Opinions of Financial Advisors

Opinion of Goldman, Sachs & Co.

Discounted cash flow analysis. In conducting the illustrative discounted cash flow analyses, Goldman Sachs used a range of discount rates derived by utilizing a weighted average cost of capital analysis. The applied discount rates were based upon Goldman Sachs’ judgment of an illustrative range based upon the above analysis. In order to calculate terminal values, Goldman Sachs selected exit multiples to calculate the terminal value based upon several factors, including analysis of the latest twelve month EBITDA multiples of selected companies that exhibited similar business characteristics to the Company. Goldman Sachs selected perpetual growth rates using its professional judgment based on the analysis above, taking into account (among other things) the inherent long-term risks in the heating, ventilation and air conditioning industry and the financial markets. Goldman Sachs performed a sensitivity analysis based on discussions with members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, including their views on the risks and uncertainties of achieving management’s internal forecasts, and taking into account the factors (among others) described above.

Selected Transaction Analysis. For each of the selected transactions set forth in the Merger Proxy Statement (at page 28), Goldman Sachs calculated the enterprise value divided by last twelve months, or LTM, EBITDA. While none of the companies that participated in the selected transactions used as a comparison are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s results, market size and product profile.

The following table presents the results of this analysis:

Date Announced	Target	Acquirer	Announced Enterprise Value (in millions)	Enterprise Value as a multiple of LTM EBITDA
June 1999	International Comfort Products Corporation	United Technologies Corporation	$721	9.6x
April 2002	Nortek Inc.	Kelso & Company	$1,383	6.1x
January 2003	Buderus	The Bosch Group	$1,851	8.6x
July 2004	Nortek Inc.	Thomas H Lee Partners L.P.	$1,750	8.6x
November 2004	Goodman Global, Inc.	Apollo Management, L.P.	$1,425	8.7
August 2005	York International	Johnson Controls, Inc.	$3,213	13.5x
May 2006	O.Y.L. Industries	Daikin Industries, Ltd.	$2,227	16.1x

Publicly Traded Companies Multiples: In connection with this analysis, Goldman Sachs presented the Company with the following information and calculations (in each case, based on publicly available information) for illustrative purposes:

Enterprise Value Multiples

	2007E	2008E
HVAC Companies
Goodman Global	9.0x	8.2x
United Technologies	10.5x	9.6x
Watsco Inc.	9.7x	8.1x
American Standard	8.6x	8.0x
Lennox International	6.8x	5.9x
Johnson Controls	10.8x	9.6x

Calendarized P/E Multiples

	2007E	2008E
HVAC Companies
Goodman Global	15.1x	12.7x
United Technologies	17.9x	15.7x
Watsco Inc.	14.9x	12.8x
American Standard	18.0x	13.5x
Lennox International	12.5x	10.5x
Johnson Controls	18.3x	15.2x

Opinion of J.P. Morgan Securities Inc.

Discounted cash flow analysis. Pursuant to its professional judgment and experience, JPMorgan based its discounted cash flow analysis on the projected unlevered free cash flows of the Company during fiscal years 2007 through 2016. JPMorgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2007 through 2016 based upon financial projections through years ended 2016. The financial projections through years ended 2010 were prepared by the management of the Company. The management of the Company and JPMorgan worked together in preparing the financial projections from 2011 until 2016, which were reviewed and approved by the management of the Company.

Selected Transaction Analysis. The disclosure in the following two sentences replaces the first sentence of the third paragraph from the bottom on page 33 of the Merger Proxy Statement:

For each of the selected transactions set forth in the Merger Proxy Statement, JPMorgan calculated and, to the extent information was publicly available, compared the transaction’s firm value as a multiple of the company’s last 12 months’ sales and as a multiple of the company’s last 12 months’ EBITDA. The following table presents the results of this analysis:

Date Announced	Target	Acquirer	Announced Transaction Value (in millions)	Firm Value as a multiple of LTM Sales	Firm Value as a multiple of LTM EBITDA:
June 1999	International Comfort Products Corporation	United Technologies Corporation	$721	1.0x	9.6x
April 2002	Nortek, Inc.	Kelso & Company	$1,383	0.7x	6.1x
January 2003	Buderus AG	The Bosch Group	$1,851	0.9x	8.6x
July 2004	Nortek, Inc.	Thomas H Lee Partners L.P.	$1,750	1.1x	8.6x
November 2004	Goodman Global, Inc.	Apollo Investment Company	$1,425	1.1x	8.7
August 2005	York International Corporation	Johnson Controls, Inc.	$3,213	0.7x	13.5x
May 2006	O.Y.L. Industries Berhad	Daikin Industries, Ltd.	$2,227	1.4x	16.1x

Proposed Transaction Firm Value as a multiple of LTM Sales:

1.3x (based on LTM Sales for period ended September 30, 2007)

Proposed Transaction Firm Value as a multiple of LTM EBITDA:

9.9x (based on LTM EBITDA for period ended September 30, 2007)

Publicly Traded Companies Multiples. In connection with this analysis, JPMorgan presented the Company with the following information and calculations (in each case, based on publicly available information) for illustrative purposes:

	Market Capitalization (in millions)	Firm Value (in millions)	Long-Term Growth Rate	2007E EBITDA Margin
HVAC Companies
American Standard *	$6,861	$7,257	10.0%	11.6%
Lennox	$2,105	$2,139	N/A	8.4%
Watsco	$1,174	$1,268	15.0%	7.3%

*	Pro forma for sale of Bath & Kitchen and Q3 share repurchase.

Certain Financial Projections.

The prospective financial information provided to Goldman Sachs and JPMorgan by Goodman’s management team (the “Prospective Financial Information”) was prepared, among other purposes (as further described in the Merger Proxy Statement), to facilitate Goldman Sachs’ and JPMorgan’s financial analyses in connection with the Merger. The inclusion of the Prospective Financial Information should not be regarded as an indication that Goodman’s management team, its board of directors, Goldman Sachs, JPMorgan, or any other recipient of the Prospective Financial Information considered, or now considers, it to be predictive of actual future results.

Goodman’s management team advised Goldman Sachs and JPMorgan that Goodman’s internal financial forecasts, upon which the Prospective Financial Information was based, were subjective in many respects. The Prospective Financial Information reflects numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Goodman’s control. The Prospective Financial Information also reflects numerous estimates and assumptions related to Goodman’s business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond Goodman’s control. As a result, although the Prospective Financial Information was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

Prospective financial information of this type is based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Goodman, including the factors described under “Forward—Looking Information” beginning on page 10 of the Merger Proxy Statement. Since the Prospective Financial Information covers multiple years, such information by its nature is subject to greater uncertainty with each successive year.

Forward Looking Language

Certain statements in these materials are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets; the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Goodman and others following announcement of entering into the Merger Agreement; the inability to complete the Merger due to the failure to satisfy conditions to completion of the Merger, including the receipt of regulatory approvals; the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; risks that the proposed transactions cause Goodman’s customers or service providers to terminate or reduce their relationship with Goodman; the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will need to be obtained for the Merger; the impact of the indebtedness that will need to be incurred to finance the consummation of the Merger and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, Goodman filed a definitive proxy statement with the SEC on December 7, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS GOODMAN MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIAL BECOME AVAILABLE BECAUSE THE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The final proxy statement was mailed to Goodman’s stockholders. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Goodman’s security holders and other interested parties are able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Goodman Global, Inc. Investor Relations, 5151 San Felipe, Suite 500, Houston, Texas 77056, telephone: (713) 861-2500 or on the company’s website at http://www.goodmanglobal.com.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit Number	Description
2.1	Amendment No. 1, dated as of January 3, 2008, to Agreement and Plan of Merger, dated as of October 21, 2007, by and among Chill Holdings, Inc., Chill Acquisition, Inc. and Goodman Global, Inc.

99.1	Press Release, dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goodman Global, Inc.

Date: January 3, 2008	By:	/s/ Ben D. Campbell
Ben D. Campbell
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment No. 1, dated as of January 3, 2008, to Agreement and Plan of Merger, dated as of October 21, 2007, by and among Chill Holdings, Inc., Chill Acquisition, Inc. and Goodman Global, Inc.

99.1	Press Release, dated January 3, 2008.